UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2022

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

(480) 434-6670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, the Board of Directors of Journey Medical Corporation (the “Company”) approved the granting of equity awards under the Company’s 2015 Stock Plan, as amended, to certain named executive officers as follows: (a) an award of 300,000 restricted stock units (“RSUs”) to Claude Maraoui, the Company’s Chief Executive Officer; and (b) an award of 150,000 RSUs to Ernest De Paolantonio, the Company’s Chief Financial Officer. The RSUs vest in four equal annual installments beginning on July 21, 2023 (each an “RSU Vesting Date”), provided the grantee provides continuous service to the Company from the Grant Date through the applicable RSU Vesting Date and subject to the other terms of the RSU award agreement.

The RSUs were granted pursuant to a RSU award agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Form of Journey Medical Corporation 2015 Stock Plan Restricted Stock Unit Award Agreement.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation

(Registrant)

Date: July 22, 2022

	By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer, President and Director